Exhibit 23





INDEPENDENT AUDITORS' CONSENT


South Jersey Industries, Inc:


We consent to the incorporation by reference in Registration Statement Nos. 33-27132, 33-20196 and 33-44278 on Forms S-8
and Registration Statement Nos. 33-24123 and 33-36581 on Forms S-3 of our reports dated February 16, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1993.





DELOITTE & TOUCHE
Cherry Hill, New Jersey
March 16, 1994